UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2021
PERFORMANT FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35628	20-0484934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    333 North Canyons Parkway
    Livermore, California    94551
    (Address of principal executive offices)    (Zip Code)

(925) 960-4800
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $.0001 per share	PFMT	The Nasdaq Stock Market LLC

Item 1.01    Entry into a Material Definitive Agreement.
On May 24, 2021, Performant Business Services, Inc., a wholly-owned subsidiary of Performant Financial Corporation (the “Company”) and certain of Company’s other subsidiaries entered into an Amended and Restated Fifth Amendment to Credit Agreement (“A&R 5th Amendment”) with ECMC Group. Inc., which amended and restated the Fifth Amendment to Credit Agreement previously entered into between such parties on March 23, 2021. Among other things, the A&R 5th Amendment reduced the minimum fixed charge coverage ratio the Company is required to meet for the quarter ending June 30, 2021 from 0.75:1.00 to 0.50:1.00. The conditions to the “Effective Date” under the A&R 5th Amendment were satisfied on May 24, 2021 and, among other things, the previously disclosed extension of the maturity date to August 11, 2022 under the Company’s Credit Agreement dated as of August 7, 2017 (as amended) that was conditioned upon the occurrence of the Effective Date became effective.

The foregoing summary of the A&R 5th Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such A&R 5th Amendment, a copy of which is filed as Exhibit 10.1, and incorporated herein by reference.

Item  9.01    Financial Statements and Exhibits.
    (d)    Exhibits
10.1    Amended and Restated Fifth Amendment to Credit Agreement, dated as of May 24, 2021, by and among Performant Business Services, Inc., Premiere Credit of North America, LLC, Performant Financial Corporation, Performant Recovery, Inc., Performant Technologies, LLC and Healthcare Billing Administrators, LLC and ECMC Group, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 28, 2021
PERFORMANT FINANCIAL CORPORATION

By: /s/ Lisa Im
Lisa Im
Chief Executive Officer